Exhibit 99.1

FOR IMMEDIATE RELEASE

STONERIDGE REPORTS STRONG FIRST-QUARTER 2019 RESULTS

MAINTAINS FULL-YEAR ADJUSTED EPS GUIDANCE LESS IMPACT OF RECENTLY ANNOUNCED DIVESTITURE

2019 First-Quarter Results

•	Earnings per diluted share (“EPS”) of $0.33
•	Adjusted EPS of $0.44 (adjustments related to the step-up in the fair value of the earn-out related to the PST transaction, certain restructuring and business realignment costs, costs associated with the recent divestiture, nonrecurring gains related to equity investments and a gain related to the impact of a state tax valuation allowance release)
•	Sales of $218.3 million, a decrease of 3.4% from Q1 2018
•	Gross profit of $60.9 million
•	Adjusted gross profit of $62.1 million (28.4% of sales), a decrease of 8.6% from Q1 2018 adjusted gross profit
•	Operating income of $11.7 million
•	Adjusted operating income of $16.1 million (7.4% of sales), a decrease of 10.7% from Q1 2018
•	Adjusted EBITDA of $24.1 million (11.0% of sales), a decrease of 10.4% from Q1 2018

Full-Year Guidance

•	Maintaining full-year guidance less the impact of the divestiture
•	Midpoint of full-year Adjusted EPS guidance ($1.625) reflects the midpoint of previously provided guidance ($1.80) less the midpoint of the expected impact of recent divestiture ($0.175)
•	Midpoint of sales guidance of $847.5 million reflects a $15 to $20 million impact to 2019 sales related to the divestiture offset by revenue related to contract manufacturing services related to the divestiture
•	As a result of the recent divestiture, adjusted gross margin midpoint was reduced 50 basis points, adjusted operating margin was adjusted by 50 to 75 basis points and adjusted EBITDA margin were adjusted by 75 basis points

NOVI, Mich. – May 1, 2019 – Stoneridge, Inc. (NYSE: SRI) today announced financial results for the first quarter ended March 31, 2019, with sales of $218.3 million and earnings per diluted share of $0.33. Adjusted EPS was $0.44 for the first quarter, considering adjustments related to the step-up in the fair value of the earn-out related to the PST transaction in 2017, certain restructuring and business realignment costs, costs associated with the recent divestiture, nonrecurring gains related to equity investments and a gain related to the impact of a state tax valuation allowance release, which have been removed to reflect normalized earnings.

For the first quarter of 2019, Stoneridge reported gross profit of $60.9 million and adjusted gross profit of $62.1 million (28.4% of sales). Operating income was $11.7 million and adjusted operating income was $16.1 million (7.4% of sales). Adjusted EBITDA was $24.1 million (11.0% of sales).

“Stoneridge continues to deliver strong and consistent financial performance,” said Jon DeGaynor, president and chief executive officer. “In the first quarter, we announced the divestiture of non-core switches and connectors product lines to Standard Motor Products. This move is part of our Stoneridge 2020 initiative, announced in January. We will continue to refine our focus on products and core technologies that will drive sustainable, outsized growth and deliver top-quartile financial performance. The divestiture of the non-core switches and connectors products and subsequent closure of the Canton, Massachusetts facility will improve margin, reduces complexity and focuses our resources on growth technology platforms.”

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First Quarter in Review

Control Devices sales of $112.0 million decreased 4.7% relative to the first quarter of 2018, primarily due to decreased sales volume in the North American automotive market as a result of certain program volume reductions. This decrease is partially offset by increased sales volume in European and North American commercial vehicle and China automotive markets. Control Devices gross margin decreased due to lower sales and higher warranty costs. The segment’s adjusted operating income decreased primarily due to a lower gross margin and higher SG&A expenses, partially offset by lower D&D costs, resulting in adjusted operating margin of 13.1%.

Electronics sales of $99.6 million decreased $0.9 million relative to the first quarter of 2018, primarily due to unfavorable foreign currency translation of $8.6 million partially offset by an increase in European and North American commercial vehicle and off-highway product sales. Electronics segment gross margin decreased due to an unfavorable product mix. The segment’s adjusted operating income increased primarily due to lower D&D costs and SG&A expenses, resulting in adjusted operating margin of 9.3%.

PST sales of $17.3 million decreased primarily due to unfavorable foreign currency translation. PST gross margin declined due to the adverse effect of U.S. denominated direct material purchases and higher labor costs as a percentage of sales. PST adjusted operating margin increased from 4.4% in Q1 2018 to 6.6% in the current quarter, primarily due to lower D&D and SG&A costs as a percentage of sales.

Cash and Debt Balances

As of March 31, 2019, Stoneridge had cash and cash equivalent balances totaling $53.1 million. Total debt as of March 31, 2019, was $92.9 million. Total debt less cash and cash equivalents yields a current net debt to trailing-twelve-month adjusted EBITDA ratio of approximately 0.4x.

2019 Outlook

Bob Krakowiak, executive vice president and chief financial officer, commented, “For the full-year 2019, we are reaffirming the previously provided ranges for all guided metrics less the impact of the recent divestiture. As announced previously, we expect the impact of the divestiture to be ($0.15) – ($0.20) in 2019. Beyond 2019, we expect the impact of the divestiture, as well as the closure of our Canton, Massachusetts, manufacturing facility and the related reduction to the overall cost structure to be accretive to our operating margin. We will continue to utilize the proceeds from this transaction, as well as our current capital structure, to maximize shareholder value through reinvestment in our existing business, targeted M&A activities or return of capital to our shareholders through our previously announced share repurchase program. We intend to execute on the Company’s previously announced share repurchase program within the Board-authorized 18-month timeframe.”

Conference Call on the Web

A live internet broadcast of Stoneridge’s conference call regarding 2019 first-quarter results can be accessed at 9:00 a.m. Eastern Standard Time on Thursday, May 2, 2019, at www.stoneridge.com. A webcast replay will also be offered.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Novi, Michigan, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, commercial, motorcycle, off-highway and agricultural vehicle markets. Additional information about Stoneridge can be found at www.stoneridge.com.

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Forward-Looking Statements

Statements in this release contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this report and may include statements regarding the intent, belief or current expectations of the Company, with respect to, among other things, our (i) future product and facility expansion, (ii) acquisition strategy, (iii) investments and new product development, (iv) growth opportunities related to awarded business and (v) operational expectations. Forward-looking statements may be identified by the words “will,” “may,” “should,” “designed to,” “believes,” “plans,” “projects,” “intends,” “expects,” “estimates,” “anticipates,” “continue” and similar words and expressions. The forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other factors:

•	the reduced purchases, loss or bankruptcy of a major customer or supplier;
•	the costs and timing of business realignment, facility closures or similar actions;
•	a significant change in automotive, commercial, off-highway, motorcycle or agricultural vehicle production;
•	competitive market conditions and resulting effects on sales and pricing;
•	the impact of changes in foreign currency exchange rates on sales, costs and results, particularly the Argentinian peso, Brazilian real, Chinese renminbi, euro, Mexican peso and Swedish krona;
•	our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions;
•	customer acceptance of new products;
•	our ability to successfully launch/produce products for awarded business;
•	adverse changes in laws, government regulations or market conditions, including tariffs, affecting our products or our customers’ products;
•	our ability to protect our intellectual property and successfully defend against assertions made against us;
•	liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers;
•	labor disruptions at our facilities or at any of our significant customers or suppliers;
•	the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis, including the impact of potential tariffs and trade considerations on their operations and output;
•	the amount of our indebtedness and the restrictive covenants contained in the agreements governing our indebtedness, including our revolving credit facility;
•	capital availability or costs, including changes in interest rates or market perceptions;
•	the failure to achieve the successful integration of any acquired company or business;
•	risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber-attack and other similar disruptions; and
•	the items described in Part I, Item IA (“Risk Factors”) of our 2018 10-K filed with the SEC.

The forward-looking statements contained herein represent our estimates only as of the date of this release and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements or otherwise.

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Use of Non-GAAP Financial Information
This press release contains information about Stoneridge's financial results which is not presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these non-GAAP financial measures for 2018 and 2019 is not intended to indicate that Stoneridge is explicitly or implicitly providing projections on those non-GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that adjusted gross profit, adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods.

Adjusted gross profit, adjusted operating income, adjusted net income, adjusted earnings per diluted share and adjusted EBITDA should not be considered in isolation or as a substitute for gross profit, operating income, net income, earnings per diluted share, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP.

For more information, contact Matthew R. Horvath, Director Investor Relations and Corporate Development (Matthew.Horvath@Stoneridge.com)

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Three months ended March 31 (in thousands, except per share data)	2019	2018

Net sales	$218,297	$225,930
Costs and expenses:
Cost of goods sold	157,444	157,961
Selling, general and administrative	35,910	37,261
Design and development	13,244	13,861
Operating income	11,699	16,847
Interest expense, net	1,003	1,354
Equity in earnings of investee	(364)	(521)
Other income, net	(432)	(599)
Income before income taxes	11,492	16,613
Provision for income taxes	1,835	3,233
Net income	$9,657	$13,380
Earnings per share:
Basic	$0.34	$0.47
Diluted	$0.33	$0.46
Weighted-average shares outstanding:
Basic	28,529	28,249
Diluted	29,085	28,936

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CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(in thousands)	2019	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$53,086	$81,092
Accounts receivable, less reserves of $1,430 and $1,243, respectively	155,734	139,076
Inventories, net	92,162	79,278
Prepaid expenses and other current assets	22,434	20,731
Total current assets	323,416	320,177
Long-term assets:
Property, plant and equipment, net	114,322	112,213
Intangible assets, net	59,471	62,032
Goodwill	35,899	36,717
Operating lease right-of-use asset	19,226	-
Investments and other long-term assets, net	29,929	28,380
Total long-term assets	258,847	239,342
Total assets	$582,263	$559,519

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of debt	$1,013	$1,533
Accounts payable	102,564	87,894
Accrued expenses and other current liabilities	53,172	57,880
Total current liabilities	156,749	147,307
Long-term liabilities:
Revolving credit facility	91,000	96,000
Long-term debt, net	846	983
Deferred income taxes	14,511	14,895
Operating lease long-term liability	14,858	-
Other long-term liabilities	16,541	17,068
Total long-term liabilities	137,756	128,946
Shareholders' equity:
Preferred Shares, without par value, 5,000 shares authorized, none issued	-	-
Common Shares, without par value, 60,000 shares authorized, 28,966 and 28,966 shares issued and 28,695 and 28,488 shares outstanding at March 31, 2019 and December 31, 2018, respectively, with no stated value	-	-
Additional paid-in capital	232,127	231,647
Common Shares held in treasury, 271 and 478 shares at March 31, 2019 and December 31, 2018, respectively, at cost	(10,763)	(8,880)
Retained earnings	155,908	146,251
Accumulated other comprehensive loss	(89,514)	(85,752)
Total shareholders' equity	287,758	283,266
Total liabilities and shareholders' equity	$582,263	$559,519

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Three months ended March 31, (in thousands)	2019	2018

OPERATING ACTIVITIES:
Net income	$9,657	$13,380
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation	5,697	6,061
Amortization, including accretion of deferred financing costs	1,613	1,807
Deferred income taxes	(2,979)	(243)
Earnings of equity method investee	(364)	(521)
Gain on fixed assets	(1)	-
Share-based compensation expense	1,548	1,404
Tax benefit related to share-based compensation expense	(656)	(830)
Change in fair value of earn-out contingent consideration	469	904
Change in fair value of venture capital fund	(16)	-
Changes in operating assets and liabilities, net of effect of business combination:
Accounts receivable, net	(17,821)	(14,821)
Inventories, net	(13,655)	(4,694)
Prepaid expenses and other assets	(660)	(3,647)
Accounts payable	16,395	7,841
Accrued expenses and other liabilities	(4,836)	3,030
Net cash provided by (used for) operating activities	(5,609)	9,671

INVESTING ACTIVITIES:
Capital expenditures	(8,684)	(10,505)
Proceeds from sale of fixed assets	1	9
Insurance proceeds for fixed assets	-	1,403
Investment in venture capital fund	(400)	-
Net cash used for investing activities	(9,083)	(9,093)

FINANCING ACTIVITIES:
Revolving credit facility borrowings	-	5,000
Revolving credit facility payments	(5,000)	(10,000)
Proceeds from issuance of debt	34	155
Repayments of debt	(690)	(1,378)
Earn-out consideration cash payment	(3,394)	-
Other financing costs	(2)	-
Repurchase of Common Shares to satisfy employee tax withholding	(2,945)	(3,713)
Net cash used for financing activities	(11,997)	(9,936)

Effect of exchange rate changes on cash and cash equivalents	(1,317)	759
Net change in cash and cash equivalents	(28,006)	(8,599)
Cash and cash equivalents at beginning of period	81,092	66,003

Cash and cash equivalents at end of period	$53,086	$57,404

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,109	$1,438
Cash paid for income taxes, net	$3,327	$5,056

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Regulation G Non-GAAP Financial Measure Reconciliations

Reconciliation to US GAAP

Exhibit 1 - Adjusted EPS

Reconciliation of Q1 2019 Adjusted EPS

(USD in millions)	Q1 2019	Q1 2019 EPS
Net Income	$9.7	$0.33

Add: After-Tax Step-Up in Fair Value of Earn-Out (PST)	0.5	0.02
Less: After-Tax Gain in Fair Value of Equity Investment	(0.0)	(0.00)
Add: After-Tax Restructuring Costs	2.1	0.07
Less: After-Tax Impact of State Tax Valuation Allowance Release	(0.2)	(0.01)
Add: After-Tax Business Realignment Costs	0.9	0.03
Adjusted Net Income	$12.9	$0.44

Exhibit 2 – Adjusted Operating Income by Segment

Reconciliation of Control Devices Adjusted Operating Income

(USD in millions)	Q2 2017	Q3 2017	Q4 2017	Q1 2018	TTM Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	TTM Q1 2019
Control Devices Operating Income	$19.9	$16.2	$17.3	$17.9	$71.4	$17.2	$16.3	$12.9	$11.9	$58.3

Add: Pre-Tax Restructuring Costs									2.2	2.2
Add: Pre-Tax Business Realignment Costs						0.1			0.5	0.6
Control Devices Adjusted Operating Income	$19.9	$16.2	$17.3	$17.9	$71.4	$17.3	$16.3	$12.9	$14.7	$61.1

Reconciliation of Electronics Adjusted Operating Income

(USD in millions)	Q2 2017	Q3 2017	Q4 2017	Q1 2018	TTM Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	TTM Q1 2019
Electronics Operating Income	$2.8	$4.9	$4.9	$7.9	$20.4	$8.3	$9.0	$3.1	$9.0	$29.4

Add: Pre-Tax Step-Up in Acquired Inventory from Orlaco	0.7				0.7
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (Orlaco)	2.1	1.8	0.9	0.4	5.2
Add: Pre-Tax Restructuring Costs									0.2	0.2
Add: Pre-Tax Business Realignment Costs			1.2		1.2	0.3	(0.1)	3.4		3.6
Less: Pre-Tax PP&E Gain on Insurance Proceeds			(1.9)		(1.9)
Electronics Adjusted Operating Income	$5.6	$6.7	$5.0	$8.2	$25.5	$8.6	$8.9	$6.5	$9.2	$33.2

Reconciliation of PST Adjusted Operating Income

(USD in millions)	Q2 2017	Q3 2017	Q4 2017	Q1 2018	TTM Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	TTM Q1 2019
PST Operating Income	$1.1	$1.0	$(0.1)	$0.2	$2.2	$0.7	$0.7	$3.4	$0.7	$5.5

Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)	0.2	0.5	1.9	0.5	3.1	0.5	0.5	(1.7)	0.5	(0.2)
Add: Pre-Tax Business Realignment Costs				0.2	0.2
PST Adjusted Operating Income	$1.3	$1.5	$1.9	$0.9	$5.6	$1.3	$1.2	$1.7	$1.1	$5.3

Exhibit 3 – Adjusted Operating Income

Reconciliation of Adjusted Operating Income

(USD in millions)	Q2 2017	Q3 2017	Q4 2017	Q1 2018	TTM Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	TTM Q1 2019
Operating Income	$15.7	$13.3	$13.2	$16.8	$59.1	$19.2	$18.3	$12.7	$11.7	$61.9

Add: Pre-Tax Step-Up in Acquired Inventory from Orlaco	0.7				0.7					-
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (Orlaco)	2.1	1.8	0.9	0.4	5.2					-
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)	0.2	0.5	1.9	0.5	3.1	0.5	0.5	(1.7)	0.5	(0.2)
Less: Pre-Tax Gain in Fair Value of Equity Investment									(0.0)	(0.0)
Add: Pre-Tax Restructuring Costs									2.8	2.8
Add: Pre-Tax Business Realignment Costs			1.2	0.2	1.4	0.4	(0.1)	3.4	1.1	4.9
Less: Pre-Tax PP&E Gain on Insurance Proceeds			(1.9)		(1.9)
Adjusted Operating Income	$18.7	$15.6	$15.3	$18.0	$67.5	$20.1	$18.7	$14.3	$16.1	$69.3

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Exhibit 4 – Adjusted EBITDA

Reconciliation of Adjusted EBITDA

(USD in millions)	Q2 2017	Q3 2017	Q4 2017	Q1 2018	TTM Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	TTM Q1 2019
Income Before Tax	$14.1	$11.9	$12.9	$16.6	$55.4	$18.9	$16.8	$12.7	$11.5	$59.9
Interest expense, net	1.5	1.5	1.3	1.4	5.7	1.2	1.2	1.0	1.0	4.4
Depreciation and amortization	7.1	7.1	7.3	7.8	29.3	7.1	7.1	7.4	7.2	28.8
EBITDA	$22.7	$20.5	$21.5	$25.8	$90.4	$27.2	$25.0	$21.2	$19.7	$93.1
Add: Pre-Tax Step-Up in Acquired Inventory from Orlaco	0.7				0.7
Add: Pre-Tax Transaction Costs Adjustment (Orlaco)
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (Orlaco)	2.1	1.8	0.9	0.4	5.2
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)	0.2	0.5	1.9	0.5	3.1	0.5	0.5	(1.7)	0.5	(0.2)
Less: Pre-Tax Gain in Fair Value of Equity Investment									(0.0)	(0.0)
Add: Pre-Tax Restructuring Costs									2.8	2.8
Add: Pre-Tax Business Realignment Costs			1.2	0.2	1.4	0.4	(0.1)	3.4	1.1	4.9
Less: Pre-Tax PP&E Gain on Insurance Proceeds			(1.9)		(1.9)
Adjusted EBITDA	$25.7	$22.8	$23.5	$26.9	$98.9	$28.1	$25.4	$22.9	$24.1	$100.5

Exhibit 5 – Adjusted Gross Profit

Reconciliation of Adjusted Gross Profit

(USD in millions)	Q2 2017	Q3 2017	Q4 2017	Q1 2018	TTM Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	TTM Q1 2019
Gross Profit	$63.4	$62.6	$61.0	$68.0	$255.0	$67.4	$63.3	$58.0	$60.9	$249.5

Add: Pre-Tax Step-Up in Acquired Inventory from Orlaco	0.7				0.7
Add: Pre-Tax Restructuring Costs									1.3	1.3
Add: Pre-Tax Business Realignment Costs								0.8		0.8
Adjusted Gross Profit	$64.1	$62.6	$61.0	$68.0	$255.6	$67.4	$63.3	$58.8	$62.1	$251.6

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